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       TUESDAY, APRIL 19, 1994


 BANKERS TRUST REPORTS FIRST QUARTER NET INCOME OF $164 MILLION,
 $1.90 PER SHARE; 15% RETURN ON EQUITY


Bankers Trust New York Corporation earned $164 million for the three months ended March 31, 1994, or $1.90 primary earnings per share. In the first quarter of 1993, the Corporation earned $230 million before cumulative effects of accounting changes, or $2.64 primary earnings per share.

"This quarter illustrates the underlying strength of Bankers Trust's franchise. Our $164 million of earnings and 15% return on equity in what many have characterized as one of the most difficult trading environments in a long time are testimony to the Firm's diversity and earnings power, particularly in its strong and growing client-related businesses," said Chairman Charles S. Sanford, Jr. The Corporation's noninterest revenue for the quarter, excluding trading revenue, increased by 27% over the first quarter of 1993 and by 17% over the fourth quarter of 1993.

Revenue
Net interest revenue totaled $370 million, up $70 million, or 23%, from the first quarter of 1993. This increase was due primarily to higher trading-related net interest, reflecting a 14% increase in average interest-earning assets, most of which related to trading strategies.

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The Corporation views trading revenue and trading-related net interest revenue in combination, as quantified below (in millions):

                                              Trading-
                                               Related
                                                   Net
                                    Trading   Interest
                                    Revenue    Revenue     Total

First Quarter 1994                     $ 14       $177      $191

First Quarter 1993                     $346       $117      $463

The $272 million decrease in this combined total from the first quarter of 1993 was primarily attributable to sharply lower revenue from proprietary trading and positioning activities. The main areas of reduced revenue were sovereign bond trading, foreign exchange trading and the trading of emerging markets debt and equity issues. Partially offsetting this decline was higher revenue from the Firm's client risk management activities.

Fiduciary and funds management revenue totaled a record $188 million for the first quarter, up $29 million, or 18%, from the same period last year. Continued growth in private banking assets under management contributed significantly to this increase. Increases were also recorded by most other business activities within this revenue category.

Fees and commissions of $182 million increased by $35 million, or 24%, from the equivalent period in 1993. Of this increase, $30 million related to corporate finance fees, which rose 38%, to $108 million, led by increased loan syndication and debt underwriting activities.

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Other noninterest revenue totaled $117 million, up $39 million from the prior year's quarter. This increase was due to higher insurance premium revenue as well as increases in both equity in income of unconsolidated subsidiaries and gains on sales of other assets.

Expenses
Total noninterest expenses of $641 million decreased by $40 million from the first quarter of 1993. Incentive compensation and employee benefits expense decreased $109 million, or 40%, mostly due to lower bonus expense reflecting the reduced earnings. Salaries expense increased $12 million, or 7%, from the first quarter of 1993. The average number of employees increased by 5% versus the same period, to 13,649.

All other expenses totaled $302 million for the quarter, up $57 million, or 23%, from last year's first quarter. Increases in the provision for policyholder benefits, minority interest, agency personnel fees and other real estate expense accounted for most of this increase.

Asset Quality
The Corporation recorded $21 million of net recoveries and no provision for credit losses in the first quarter of 1994. In the prior year's quarter, net charge-offs of $121 million and a provision for credit losses of $30 million were recognized.

Cash basis loans declined by $112 million, or 11%, to $862 million during the first quarter. The allowance for credit losses at March 31, 1994 was $1.345 billion, representing 156% of cash basis loans.

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Effects of Accounting Changes
The Corporation adopted FASB Interpretation No. 39, "Offsetting of Amounts Related to Certain Contracts," effective January 1, 1994. The Interpretation requires that unrealized gains and losses on swaps, forwards, options and similar contracts be recognized as assets and liabilities, except where such gains and losses arise from contracts covered by qualifying master netting agreements. It was the Corporation's former policy to record such unrealized gains and losses on a net basis on the balance
sheet.   As the result of this adoption, at March 31, 1994 the
Corporation's consolidated total assets and total liabilities each increased by $14 billion.

As previously reported, in the first quarter of 1993, the Corporation adopted accounting standards for postretirement benefits other than pensions (SFAS 106) and postemployment benefits (SFAS 112). The cumulative effects of adopting SFAS 106 and SFAS 112 totaled a charge of $75 million, equivalent to $.89 primary earnings per share. Net income for the first quarter of 1993 was $155 million, or $1.75 primary earnings per share.

Capital
The Corporation estimated that its ratios of Tier 1 Capital and Total Capital to risk-adjusted assets were approximately 8.80% and 14.50%, respectively, at March 31, 1994. The Leverage Ratio was 5.39% at that same date.

Contacts

Media:              Douglas B. Kidd
                    (212) 454-3532

                    Thomas A. Parisi
                    (212) 454-1686

Investor:           Mary M. Flournoy
                    (212) 454-3201
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
              BANKERS TRUST NEW YORK CORPORATION AND SUBSIDIARIES
                             FINANCIAL STATISTICS
                    ($ in millions, except per share data)
                                  (unaudited)

                                                                      Fourth
                                                     First Quarter   Quarter
                                                      1994     1993    1993
Income before cumulative effects of
 accounting changes                                   $164     $230     $279
Cumulative effects of accounting changes                 -      (75)       -
Net income                                            $164     $155     $279

Primary earnings per common share:
  Income before cumulative effects
   of accounting changes                             $1.90    $2.64    $3.26
  Cumulative effects of accounting changes               -     (.89)       -
  Net income                                         $1.90    $1.75    $3.26

Fully diluted earnings per common share:
  Income before cumulative effects
   of accounting changes                             $1.90    $2.63    $3.25
  Cumulative effects of accounting changes               -     (.88)       -
  Net income                                         $1.90    $1.75    $3.25

Cash dividends declared                               $.90     $.78     $.90
Book value per common share (1)                     $52.41   $43.85   $51.90

Profitability ratios
  Return on average common stockholders'
   equity                                            14.85%     N/M    25.91%
   - Excluding cumulative effects of
      accounting changes                               N/A    24.28%     N/A

  Return on average total assets                       .61%     N/M     1.27%
   - Excluding cumulative effects of
      accounting changes                               N/A     1.18%     N/A

Net interest revenue (fully taxable basis)            $391     $315     $398
Average rates (fully taxable basis)
  Yield on interest-earning assets                    6.17%    5.89%    6.21%
  Cost of interest-bearing liabilities                4.38%    4.51%    4.52%
  Interest rate spread                                1.79%    1.38%    1.69%
  Net interest margin                                 1.96%    1.79%    2.07%
Average balances
  Total interest-earning assets                    $81,037  $71,322  $76,388
  Total assets                                    $109,113  $79,266  $87,165
  Total interest-bearing liabilities               $77,935  $64,802  $69,976
  Common stockholders' equity                       $4,343   $3,650   $4,180
  Total stockholders' equity                        $4,602   $4,100   $4,430

At end of period
  Common stockholders' equity to total assets         4.14%    4.65%    4.65%
  Total stockholders' equity to total assets          4.57%    5.04%    4.92%

  Risk-based capital ratios
    Tier 1 Capital (2)                                8.80%    7.85%    8.50%
    Total Capital (2)                                14.50%   13.82%   14.46%
  Leverage Ratio (2)                                  5.39%    6.24%    6.28%

  Employees                                         13,748   13,153   13,571

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
              BANKERS TRUST NEW YORK CORPORATION AND SUBSIDIARIES
                        FINANCIAL STATISTICS (CONT'D.)
                                 (in millions)
                                  (unaudited)

                                                   March 31,      December 31,
                                                  1994     1993          1993

Nonperforming assets

Cash basis loans
  Secured by real estate                          $462   $  519          $455
  Real estate related                               52       60            58
  Highly leveraged                                 162      380           193
  Other                                            124      193           150
  Refinancing country                               62      220           118
Total cash basis loans                            $862   $1,372          $974

Renegotiated loans
  Mexican government Par Bonds                    $  -     $461          $  -
  Other                                             20       41            21
Total renegotiated loans                          $ 20     $502          $ 21

Other real estate                                 $283     $312          $287

Other nonperforming assets                        $101     $104          $101


                                                                       Fourth
                                                 First Quarter        Quarter
                                                  1994     1993          1993

Allowance for credit losses

Balance, beginning of period                    $1,324   $1,620        $1,485
Net charge-offs
  Charge-offs                                       21      130           200
  Recoveries                                        42        9            16
Total net charge-offs (recoveries)*                (21)     121           184
Provision for credit losses                          -       30            23
Balance, end of period                          $1,345   $1,529        $1,324


*Components:
   Secured by real estate                         $ (2)    $  6          $ 40
   Real estate related                               -        1             1
   Highly leveraged                                 (9)      17            (1)
   Other                                             9       98           146
   Refinancing country                             (19)      (1)           (2)
Total                                             $(21)    $121          $184


N/A Not applicable.
N/M Not meaningful.
(1) This calculation includes the effect of common shares issuable under deferred stock awards.
(2) Risk-based capital ratios at March 31, 1994 are preliminary. At both March 31, 1994 and December 31, 1993, all three regulatory capital ratios excluded any benefit from the adoption of SFAS 115.
/TABLE
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
              BANKERS TRUST NEW YORK CORPORATION AND SUBSIDIARIES
                       CONSOLIDATED STATEMENT OF INCOME
                     (in millions, except per share data)
                                  (unaudited)

                                                                   Increase
THREE MONTHS ENDED MARCH 31,                       1994      1993 (Decrease)

NET INTEREST REVENUE
Interest revenue                                 $1,211    $1,021     $ 190
Interest expense                                    841       721       120
Net interest revenue                                370       300        70
Provision for credit losses                           -        30       (30)
Net interest revenue after provision
 for credit losses                                  370       270       100
NONINTEREST REVENUE
Trading                                              14       346      (332)
Fiduciary and funds management                      188       159        29
Fees and commissions                                182       147        35
Securities available for sale gains                   4         -         4
Investment securities gains                           -         4        (4)
Other                                               117        78        39
Total noninterest revenue                           505       734      (229)
NONINTEREST EXPENSES
Salaries                                            177       165        12
Incentive compensation and employee benefits        162       271      (109)
Occupancy, net                                       37        35         2
Furniture and equipment                              39        34         5
Other                                               226       176        50
Total noninterest expenses                          641       681       (40)
Income before income taxes and
 cumulative effects of accounting changes           234       323       (89)
Income taxes                                         70        93       (23)
INCOME BEFORE CUMULATIVE EFFECTS OF
 ACCOUNTING CHANGES                                 164       230       (66)
Cumulative effects of accounting changes              -       (75)       75

NET INCOME                                       $  164    $  155     $   9

NET INCOME APPLICABLE TO COMMON STOCK            $  159    $  148     $  11

PRIMARY EARNINGS PER COMMON SHARE:
  Income before cumulative effects of
   accounting changes                             $1.90     $2.64     $(.74)
  Cumulative effects of accounting changes            -      (.89)      .89
  Net income                                      $1.90     $1.75     $ .15

FULLY DILUTED EARNINGS PER COMMON SHARE:
  Income before cumulative effects of
   accounting changes                             $1.90     $2.63     $(.73)
  Cumulative effects of accounting changes            -      (.88)      .88
  Net income                                      $1.90     $1.75     $ .15

Cash dividends declared per common share           $.90      $.78      $.12

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
              BANKERS TRUST NEW YORK CORPORATION AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEET
                       ($ in millions, except par value)
                                  (unaudited)

                                                     March 31,  December 31,
                                                         1994          1993

ASSETS
Cash and due from banks                              $  1,775       $ 1,750
Interest-bearing deposits with banks                    1,096         1,638
Federal funds sold                                        438           361
Securities purchased under resale agreements           14,198         9,567
Securities borrowed                                     3,852         2,937
Trading assets                                         56,173        48,276
Securities available for sale                           5,791         7,073
Loans                                                  13,659        15,200
Allowance for credit losses                            (1,345)       (1,324)
Premises and equipment, net                               737           719
Due from customers on acceptances                         436           455
Accounts receivable and accrued interest                4,061         2,561
Other assets                                            2,850         2,869
Total                                                $103,721       $92,082

LIABILITIES
Deposits
  Noninterest-bearing
    In domestic offices                              $  3,495       $ 3,185
    In foreign offices                                    562           707
  Interest-bearing
    In domestic offices                                 6,137         7,120
    In foreign offices                                  9,855        11,764
Total deposits                                         20,049        22,776
Trading liabilities                                    23,005         9,349
Securities sold under repurchase agreements            25,842        23,834
Other short-term borrowings                            17,480        18,992
Acceptances outstanding                                   436           455
Accounts payable and accrued expenses                   3,621         3,771
Other liabilities                                       2,600         2,524
Long-term debt                                          5,693         5,597
Total liabilities                                      98,726        87,298

PREFERRED STOCK OF SUBSIDIARY                             250           250

STOCKHOLDERS' EQUITY
Preferred stock                                           450           250
Common stock, $1 par value
 Authorized, 300,000,000 shares
 Issued, 83,678,973 shares                                 84            84
Capital surplus                                         1,319         1,321
Retained earnings                                       3,305         3,226
Common stock in treasury, at cost: 1994, 4,088,682
 shares; 1993, 3,076,439 shares                          (316)         (233)
Other                                                     (97)         (114)
Total stockholders' equity                              4,745         4,534
Total                                                $103,721       $92,082

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                  BANKERS TRUST NEW YORK CORPORATION
                            280 PARK AVENUE
                       NEW YORK, NEW YORK 10017




Gordon S. Calder, Jr.
Assistant Secretary




                                           April 20, 1994



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sirs:

        Accompanying this letter is Bankers Trust New York
Corporation's report on Form 8-K dated April 19, 1994
(the "Form 8-K"). The Form 8-K is being filed electronically through the EDGAR System. One hard copy of the Form 8-K will be sent to the Securities and Exchange Commission's Filer Support Unit, Alexandria, Virginia.

        If there are any questions or comments in connection with the enclosed filing, please contact the undersigned collect at 212-250-4857.

                             Very truly yours,

                             BANKERS TRUST NEW YORK CORPORATION



                             By: GORDON S. CALDER, JR.
                                 Gordon S. Calder, Jr.
                                 Assistant Secretary



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